    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1997
                                            REGISTRATION NOS. 333-    ; 333-
--------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                            --------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                  UNDER THE
                           SECURITIES ACT OF 1933
                            --------------------

                      IRIDIUM WORLD COMMUNICATIONS LTD.
           (Exact name of Registrant as specified in its charter)

             Bermuda                               4800                       52-2025291
   (State or other jurisdiction       (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)      Classification Code Number)       Identification No.)

           CLARENDON HOUSE, 2 CHURCH STREET, HAMILTON HM 11, BERMUDA
                                 (441) 295-5950
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            --------------------
                                  IRIDIUM LLC
             (Exact name of Registrant as specified in its charter)

             Delaware                             4800                        52-1984342
   (State or other jurisdiction       (Primary Standard Industrial         (I.R.S. Employer
of incorporation or organization)      Classification Code Number)       Identification No.)

                1575 EYE STREET, N.W., WASHINGTON, D.C. 20005
                                (202) 408-3800
 (Address, including zip code, and telephone number, including area code, of
                  Registrant's principal executive offices)

                       IRIDIUM LLC OPTION PLAN OF 1996
                           (Full Title of the Plan)
                             --------------------

                            F. THOMAS TUTTLE, ESQ.
                                 IRIDIUM LLC
                      IRIDIUM WORLD COMMUNICATIONS LTD.
                            1575 EYE STREET, N.W.
                            WASHINGTON, DC  20005
                                (202) 408-3800
                (Name, address and telephone number, including
                       area code, of agent for service)
                             --------------------

                                   Copy to:
                           DENNIS C. SULLIVAN, ESQ.
                             SULLIVAN & CROMWELL
                        1701 PENNSYLVANIA AVENUE, N.W.
                            WASHINGTON, DC  20006
                                (202) 956-7500
                             --------------------

                       CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF EACH CLASS OF       AMOUNT BEING     OFFERING PRICE PER      AGGREGATE OFFERING     REGISTRATION
  SECURITIES BEING REGISTERED   REGISTERED (1)         SHARE (2)                 PRICE               FEE
---------------------------------------------------------------------------------------------------------------
Shares of Class A Common Stock,
   par value $.01 per share . .    2,625,000           $48.375                 $126,984,375        $38,481
---------------------------------------------------------------------------------------------------------------
Class 1 Membership Interests of
   Iridium LLC  . . . . . . . .    2,625,000              N/A                     N/A                N/A
===============================================================================================================


(1) This Registration Statement covers (i) up to 2,625,000 shares (the "Shares") of Class A Common Stock of Iridium World Communications Ltd. ("IWCL"), par value $.01 per share (the "Class A Common Stock"), to be sold under the Iridium LLC Option Plan of 1996 (the "Plan") and (ii) up to 2,625,000 Class 1 Membership Interests in Iridium LLC ("Iridium") to be issued to IWCL in connection with the sale of the Shares.
(2) Pursuant to Rule 457(h), the maximum offering price has been calculated, solely for the purpose of determining the registration fee, in accordance with Rule 457(c) based upon the average of the high and low sales prices of the Class A Common Stock, as quoted on the Nasdaq National Market, on October 16, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.          PLAN INFORMATION*


ITEM 2.          REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*


* As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this registration statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.          INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by IWCL and Iridium (the "Registrants") with the Commission are incorporated by reference in this registration statement.

         1. The Prospectus dated June 9, 1997 relating to offering of shares of Class A Common Stock filed with the Commission on June 10, 1997, Commission File Nos. 333-23419 and 333-23419-01.

         2. All reports filed by the Registrants pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since July 1, 1997.

         3. The description of the Class A Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on June 2, 1997 declared effective on June 9, 1997 pursuant to the Exchange Act.

         All documents subsequently filed by the Registrants pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.          DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.          INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Class A Common Stock registered hereby is being passed upon by Conyers, Dill and Pearman.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Bermuda law permits a company to indemnify its directors and officers, except for any act of dishonesty. IWCL has provided in its Bye-Laws that the directors and officers of IWCL will be indemnified and secured harmless to the full extent permitted by law out of the assets of IWCL from and against all actions, costs, charges, losses, damages and expenses incurred by reason of any act done, concurred in or omitted in or about the execution of their duties or supposed duties, other than in the case of any fraud or dishonesty. In addition, IWCL has provided in its Bye-Laws that each shareholder of IWCL agrees to waive any claim or right o action, individually or in the right of IWCL against any director or officer of IWCL on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with or for IWCL, other than with respect to any matter involving any fraud or dishonesty on behalf of such director or officer.

         Bermuda law also permits IWCL to purchase insurance for the benefit of its directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust.

         Pursuant to the 1997 Share Issuance Agreement, dated as of June 9, 1997, between Iridium and IWCL, Iridium has agreed to indemnify IWCL and each of its officers, directors and employees against any loss, claims, damages or liabilities to which IWCL or such officers, directors or employees may become subject except to the extent that any such loss, damage or liability arises out of or is based upon an intentional act or omission of an indemnified party which was contrary to any written instruction or request of Iridium or which amounted to willful misconduct on the part of any officer, director, employee or agent of IWCL who is not also a full time employee of Iridium.

ITEM 7.          EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.          EXHIBITS

Exhibit
  No.       Description
--------    -----------
4.1         Memorandum of Association of Iridium World Communications Ltd.
            (incorporated herein by reference to Exhibit 3.1 of the
            Registrants' Registration Statement on Form S-1, filed with the
            Commission on June 5, 1997, Commission File Nos. 333-23419 and
            333-23419-01).

4.2 Bye-laws of Iridium World Communications Ltd. (incorporated herein by reference to Exhibit 3.2 of the Registrants' Registration
            Statement on Form S-1, filed with the Commission on June 5, 1997,
            Commission File Nos. 333-23419 and 333-23419-01).

4.3         Iridium LLC Option Plan of 1996.*

4.4 Form of Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrants' Registration
            Statement on Form S-1, filed with the Commission on June 5, 1997,
            Commission File Nos. 333-23419 and 333-23419-01).

5.1 Opinion of Conyers, Dill and Pearman as to the validity of the shares to be issued.*

23.1        Consent of KPMG Peat Marwick LLP.*

24.1 Power of Attorney is included in the signature page of the registration statement.

--------------
* Filed herewith.


ITEM 9.          REQUIRED UNDERTAKINGS

         (a)     The undersigned Registrants hereby undertake:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)      to include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of each of the Registrant's annual reports pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Washington, DC on October 15, 1997.


                                           IRIDIUM WORLD COMMUNICATIONS LTD.

                                           By:  /s/ EDWARD F. STAIANO
                                               -----------------------------
                                               Chairman and Chief
                                                 Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Edward F. Staiano, Robert
W. Kinzie and F. Thomas Tuttle, acting individually, as his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-8 of Iridium World Communications Ltd. and Iridium LLC and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective or post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1993, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on the dates indicated.

             Name                                    Title                               Date
-------------------------------     ---------------------------------------      -------------------
  /s/ EDWARD F. STAIANO             Chairman and Chief Executive Officer          October 15, 1997
-------------------------------
      Edward F. Staiano

      /s/ ROY GRANT                 Chief Financial Officer and                   October 15, 1997
-------------------------------       Chief Accounting Officer
          Roy Grant

    /s/ ALBERTO FINOL               Deputy Chairman and Director                  October 15, 1997
-------------------------------
        Alberto Finol

      /s/ ULF BOHLA                 Director                                      October 15, 1997
-------------------------------
          Ulf Bohla

   /s/ ROBERT W. KINZIE             Director                                      October 15, 1997
-------------------------------
       Robert W. Kinzie

  /s/ RICHARD L. LESHER             Director                                      October 15, 1997
-------------------------------
      Richard L. Lesher

 /s/ WILLIAM A. SCHREYER            Director                                      October 15, 1997
-------------------------------
     William A. Schreyer

   /s/ YOSHIHARU YASUDA             Director                                      October 15, 1997
-------------------------------
       Yoshiharu Yasuda

      /s/ ROY GRANT                 Authorized Representative in                  October 15, 1997
-------------------------------       the United States
          Roy Grant

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of Washington, DC on October 15, 1997.


                                            IRIDIUM LLC


                                            By:  /s/ EDWARD F. STAIANO
                                                -------------------------
                                                 Vice Chairman and
                                                   Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Edward F. Staiano, Robert
W. Kinzie and F. Thomas Tuttle, acting individually, as his attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign the registration statement on Form S-8 of Iridium World Communications Ltd. and Iridium LLC and any and all amendments thereto under the Securities Act of 1933, including any and all pre-effective or post-effective amendments, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities on the dates indicated.

           Name                                      Title                          Date
--------------------------------       ---------------------------------    ---------------------

  /s/ ROBERT W. KINZIE                 Chairman                              October 15, 1997
--------------------------------
      Robert W. Kinzie

  /s/ EDWARD F. STAIANO                Vice Chairman and Chief               October 15, 1997
--------------------------------         Executive Officer
      Edward F. Staiano

  /s/ RICHARD L. LESHER                Vice Chairman and                     October 15, 1997
--------------------------------         Director
      Richard L. Lesher

      /s/ ROY GRANT                    Vice President and                    October 15, 1997
--------------------------------         Chief Financial Officer
          Roy Grant

   /s/ ABURIZAL BAKRIE                 Director                              October 15, 1997
--------------------------------
       Aburizal Bakrie

  /s/ HASAN M. BINLADIN                Director                              October 15, 1997
--------------------------------
      Hasan M. Binladin

      /s/ ULF BOHLA                    Director                              October 15, 1997
--------------------------------
          Ulf Bohla

 /s/ GORDON J. COMERFORD               Director                              October 15, 1997
--------------------------------
     Gordon J. Comerford

/s/ ATILANO DE OMS SOBRINHO            Director                              October 15, 1997
--------------------------------
    Atilano de Oms Sobrinho

               Name                                   Title                         Date
-----------------------------------      ------------------------------     ---------------------
                                         Director                            October    , 1997
-----------------------------------
         Robert A. Ferchat

     /s/   ALBERTO FINOL                 Director                            October  15, 1997
-----------------------------------
           Alberto Finol

     /s/    EDWARD GAMS                  Director                            October  15, 1997
-----------------------------------
            Edward Gams

                                         Director                            October    , 1997
-----------------------------------
           Kazuo Inamori

                                         Director                            October    , 1997
-----------------------------------
        Georg Kellinghusen

                                         Director                            October    , 1997
-----------------------------------
            S. H. Khan

     /s/ ANATOLI I. KISELEV              Director                            October  15, 1997
-----------------------------------
         Anatoli I. Kiselev

     /s/ GEORGE S. MEDAWAR               Director                            October  15, 1997
-----------------------------------
         George S. Medawar

     /s/ JOHN F. MITCHELL                Director                            October  15, 1997
-----------------------------------
         John F. Mitchell

     /s/    JUNG L. MOK                  Director                            October  15, 1997
-----------------------------------
            Jung L. Mok

     /s/ GIUSEPPE MORGANTI               Director                            October  15, 1997
-----------------------------------
         Giuseppe Morganti

     /s/ J. MICHAEL NORRIS               Director                            October  15, 1997
-----------------------------------
         J. Michael Norris

                                         Director                            October    , 1997
-----------------------------------
           Yusai Okuyama

     /s/  JOHN M. SCANLON                Director                            October  15, 1997
-----------------------------------
          John M. Scanlon

                                         Director                            October    , 1997
-----------------------------------
         Theodore H. Schell

     /s/ WILLIAM A. SCHREYER             Director                            October  15, 1997
-----------------------------------
         William A. Schreyer

               Name                                  Title                           Date
-----------------------------------     -------------------------------     ----------------------
     /s/ SRIBHUMI SUKHANETR              Director                            October  15, 1997
-----------------------------------
         Sribhumi Sukhanetr

                                         Director                            October    , 1997
-----------------------------------
           Tao-Tsun Sun

     /s/ YOSHIHARU YASUDA                Director                            October  15, 1997
-----------------------------------
         Yoshiharu Yasuda

     /s/   WANG MEI YUE                  Director                            October  15, 1997
-----------------------------------
           Wang Mei Yue

                                 EXHIBIT INDEX


Exhibit
  No.            Description
--------         -----------
4.1              Memorandum of Association of Iridium World Communications Ltd.
                 (incorporated herein by reference to Exhibit 3.1 of the
                 Registrants' Registration Statement on Form S-1, filed with the
                 Commission on June 5, 1997, Commission File Nos. 333-23419 and
                 333-23419-01).

4.2 Bye-laws of Iridium World Communications Ltd. (incorporated herein by reference to Exhibit 3.2 of the Registrants'
                 Registration Statement on Form S-1, filed with the Commission on June 5, 1997, Commission File Nos. 333-23419 and
                 333-23419-01).

4.3              Iridium LLC Option Plan of 1996.*

4.4 Form of Class A Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Registrants'
                 Registration Statement on Form S-1, filed with the Commission on June 5, 1997, Commission File Nos. 333-23419 and
                 333-23419-01).

5.1 Opinion of Conyers, Dill and Pearman as to the validity of the shares to be issued.*

23.1             Consent of KPMG Peat Marwick LLP.*

24.1 Power of Attorney is included in the signature page of the registration statement.

--------------
* Filed herewith.